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Exhibit 23 Consent of Ivan Braverman, independent certified public accountant

                            BRAVERMAN & COMPANY, P.C.
                               190 High Chaparral
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman & Company, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated November 23, 2002 on the Financial Statements of Armor Enterprises, Inc. as of June 30, 2002 in the accompanying Form 10-SB.



/S/ Braverman & Company, P.C.
-----------------------------
Braverman & Company, P.C.
Prescott, AZ
December 11, 2002